UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(800) 581-1531

(Registrant’s telephone number, including area code)

Clean Earth Acquisitions Corp.

12600 Hill Country Blvd., Building R, Suite 275

Bee Cave, Texas 78738

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on October 12, 2022, Clean Earth Acquisitions Corp., a Delaware corporation (“CLIN” and “Clean Earth”), entered into a Business Combination Agreement, as amended by that certain First Amendment to the Business Combination Agreement, dated as of April 12, 2023 (the “First BCA Amendment”) (as amended by the First BCA Amendment, the “Initial Business Combination Agreement”), and as amended and restated by that certain Amended and Restated Business Combination Agreement, dated as of December 22, 2023 (the “A&R BCA”) (the Initial Business Combination Agreement, as amended and restated by the A&R BCA, the “Business Combination Agreement”), by and among CLIN, Alternus Energy Group Plc, a company incorporated under the laws of Ireland (“AEG” or “Seller”), and Clean Earth Acquisitions Sponsor LLC, a Delaware limited liability company (“Sponsor”), in its capacity as representative of CLIN and solely for the purposes of certain sections of the Business Combination Agreement.

On December 22, 2023 (the “Closing Date”), in accordance with the Business Combination Agreement, the closing of the Business Combination (as defined below) (the “Closing”) occurred, pursuant to which CLIN issued and transferred 57,500,000 shares of Class A common stock of CLIN, par value $0.0001 per share (“Class A Common Stock”) to AEG, and AEG transferred to CLIN, and CLIN received from AEG, all of the issued and outstanding equity interests in the Acquired Subsidiaries (as defined in the Business Combination Agreement) (the “Equity Exchange,” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Closing, CLIN changed its name to “Alternus Clean Energy Inc.”

A description of the Initial Business Combination Agreement is included in the definitive proxy statement as filed by CLIN with the Securities and Exchange Commission (“SEC”) on November 13, 2023 (as supplemented by that certain supplement to the definitive proxy statement, dated as of November 16, 2023, the “Proxy Statement”), in the section titled “The Business Combination Proposal—The Business Combination Agreement” beginning on page 92. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Initial Business Combination Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, the full text of the First BCA Amendment, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference, and the full text of the A&R BCA, which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named Clean Earth Acquisitions Corp., after giving effect to the Business Combination, and as renamed Alternus Clean Energy Inc. All references herein to the “Board” refer to the board of directors of the Company after giving effect to the Business Combination.

On the business day following the Closing, the Company’s public units and rights automatically separated or converted into their component securities upon consummation of the Business Combination and, as a result, no longer trade as separate securities and were delisted from The Nasdaq Stock Market LLC (“Nasdaq”).

Item 1.01.	Entry into a Material Definitive Agreement.

Non-Redemption Agreement

On December 18, 2023, CLIN entered into a non-redemption agreement (as it may be amended, supplemented or otherwise modified from time to time, the “NRA”) by and among CLIN, the Sponsor, and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Class A Common Stock, held by the Investor and to purchase additional Class A Common Stock from redeeming stockholders of CLIN such that the Investor will be the holder of no fewer than 277,778 shares of Class A Common Stock. In exchange, CLIN and the Sponsor will cause to be delivered to the Investor at the Closing an additional 277,778 founder shares, which such founder shares will reflect the same legends and be restricted in the same manner as then-applicable to the Sponsor at the Closing.

Amended and Restated Business Combination Agreement

On December 22, 2023, CLIN entered into that certain Amended and Restated Business Combination Agreement with AEG and Sponsor. The A&R BCA amends and restates the Initial Business Combination Agreement. The A&R BCA was approved by the board of directors of CLIN and the board of directors of AEG.

Below is a description of the material terms of the A&R BCA that are materially different from the terms of the Initial Business Combination Agreement. The description below does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R BCA, a copy of which is attached hereto as Exhibit 2.3.

Change in Valuation

The Initial Business Combination Agreement contemplated that, as consideration for the transactions contemplated thereby CLIN would issue to the Seller a number of Class A Common Stock, valued at $10.00 per share, equal to $275,000,000 plus or minus an estimated working capital adjustment (which would not be greater than or less than $10,000,000), of which 1,000,000 shares of Class A Common Stock would be deposited into a working capital escrow account to satisfy any post-closing working capital adjustments.

The A&R BCA amends the Initial Business Combination Agreement by (i) increasing the number of shares of Class A Common Stock to be issued to the Seller by 30,000,000 (10,000,000 of which is in consideration for the waiver of the Available Cash Closing Condition and the Lock-Up Provision (each as defined below)) and (ii) removing the working capital adjustment in its entirety, including any working capital escrow account related thereto.

As a result, as consideration for the transactions contemplated by the A&R BCA (the “Transactions”) CLIN will issue to the Seller 30,000,000 shares of Class A Common Stock, plus a number of shares of Class A Common Stock valued at $10 per share, equal to $275,000,000.

Removal of Earnout

The Initial Business Combination Agreement contemplated that, at the closing of the Transactions, 20,000,000 shares of Class A Common Stock (the “Earnout Shares”) would be deposited into an earnout escrow account and would be released, in whole or part, to the Seller if certain earnout milestones were met at the end of fiscal years ending December 31, 2023, December 31, 2024 and December 31, 2025. The earnout milestones were: (i) if the Adjusted EBITDA (as defined below) for the fiscal year ending on December 31, 2023 was at least $16,000,000 and the Company’s share price was at least $11.00 for a minimum number of trading days (as set forth in the Initial Business Combination Agreement), then 6,000,000 Earnout Shares would be released to the Seller, (ii) if Adjusted EBITDA for the fiscal year ending on December 31, 2024 was at least $52,000,000 and the Company’s share price was at least $13.00 for a minimum number of trading days (as set forth in the Prior Business Combination Agreement), then 6,000,000 Earnout Shares would be released to the Seller, and (iii) if Adjusted EBITDA for the fiscal year ending on December 31, 2025 was at least $156,000,000 and the Company’s share price was at least $15.00 for a minimum number of trading days (as set forth in the Initial Business Combination Agreement), then 8,000,000 Earnout Shares would be released to the Seller. If any of the earnout milestones were not met, the Earnout Shares that would have been released to the Seller would be released to the Seller if a subsequent earnout milestone was met. In addition, if any earnout milestone based on Adjusted EBITDA had been met, but the corresponding earnout milestone based on share price had not been met, Earnout Shares could be released to the Seller if share price targets or a calculated share price based on a multiple of Adjusted EBITDA reduced by net debt were met during the five-year period from the date of the applicable milestone (i.e., 5 years after 2023 for the first earnout milestone, 5 years after 2024 for the second earnout milestone and 5 years after 2025 for the third earnout milestone). Any Earnout Shares remaining in the earnout escrow account that had not been released to the Seller would be released to the Company. Adjusted EBITDA, which was defined as “Adjusted EBITDA” as set forth in the Company’s Annual Report on Form 10-K in the Management’s Discussion and Analysis, is a non-GAAP measure and should not be construed as more relevant measures of operational performance than financial information under generally accepted accounting principles (GAAP).

The A&R BCA amends the Initial Business Combination Agreement by removing the earnout concept in its entirety, including any earnout milestones and the earnout escrow account related thereto. As a result, AEG will not have the opportunity to receive additional shares of Class A Common Stock as consideration for the future performance of the Company as set forth in the prior earnout milestones, and Purchaser will not escrow or otherwise reserve any shares of Class A Common Stock for future issuance in connection therewith.

Waiver of Available Cash Closing Condition

The Initial Business Combination Agreement contemplated that, as a condition to closing of the Transactions, the Company would have Available Cash (as defined therein) equal to or greater than $25,000,000 immediately following the Transactions (the “Available Cash Closing Condition”). In the event the Available Cash Closing Condition was not satisfied and waived by Seller, each of the Locked-Up Persons (as defined therein) agreed to enter into certain transfer restrictions with respect to capital stock owned by such Locked-Up Person (the “Lock-Up Provision”), subject to terms and conditions as set forth in the Initial Business Combination Agreement.

The A&R BCA amends the Initial Business Combination Agreement by removing the Available Cash Closing Condition and the Lock-Up Provision, each of which Seller has agreed to waive. In consideration for such waiver by Seller of these provisions, CLIN has agreed to issue an additional 10,000,000 shares of Class A Common Stock to Seller.

Exclusion of Certain Subsidiaries of Seller

The Initial Business Combination Agreement contemplated that, in connection with the Transactions, CLIN would acquire, directly or indirectly, (a) one hundred percent (100%) of the issued and outstanding capital stock of Alternus Energy Americas Inc., a Delaware corporation (the “AEA Shares”), (b) sixty percent (60%) of the issued share capital of Unisun Energy Holding B.V., a private limited company incorporated under the laws of the Netherlands (the “Unisun Shares”), (c) 100% of the issued share capital of Alternus Lux (the “Alternus Lux Shares”), (d) one hundred percent (100%) of the issued share capital of Solis Bond Company Designated Activity Company, a private limited company incorporated under the laws of Ireland (the “Solis Shares”), and (e) one hundred percent (100%) of the issued share capital of AEG JD 02 Limited, a private limited company incorporated under the laws of Ireland (the “AEG JD 02 Shares”).

The A&R BCA amends the Initial Business Combination Agreement by excluding the Unisun Shares and the AEG JD 02 Shares, such that CLIN will not acquire any such shares from Seller in connection with the Transactions.

As a result, the A&R BCA contemplates that CLIN will acquire, directly or indirectly, (a) the AEA Shares and (b) the Alternus Lux Shares, which now indirectly owns the Solis Shares through an internal restructuring.

Assumption by the Company of Seller-related Notes and related issuance of Class A Common Stock

The A&R BCA amends the Initial Business Combination Agreement by including new assignments by the Seller of certain note instruments held by the Seller or one of its subsidiaries to the Company that will occur in connection with or following the Closing (as defined therein). First, Seller shall cause one of its subsidiaries, Alternus FundCo Limited, to assign to the Company at or immediately following the Closing, a certain convertible promissory note with a purchase price of €850,000, issued by Alternus FundCo Limited in favor of a third party. Second, the Seller shall have the right, but not the obligation, to assign to the Company a certain note instrument issued by the Seller in favor of a third party, and to cause the Company to issue up to 2,300,000 shares of Class A Common Stock to such third party in connection therewith, subject to terms to be mutually agreed upon by such third party and the Board.

Employment Agreements

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the caption “Employment Agreements,” which is incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which is attached as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On December 4, 2023, CLIN held a special meeting of its stockholders (the “Special Meeting”) to approve, among other things, the Initial Business Combination Agreement and the transactions contemplated thereby.

On the Closing Date, the parties to the Business Combination Agreement consummated the Business Combination.

FORM 10 INFORMATION

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements with respect to trends in the cannabis industry, including changes in U.S and state laws, rules, regulations and guidance relating to the Company’s business, its growth prospects and its market size, its projected financial and operational performance, including relative to its competitors, new product and service offerings the Company may introduce in the future, the Business Combination, the outcome of any legal proceedings that may be instituted against the Company or AEG related to the Business Combination, the ability to maintain the listing of the Company’s securities on the Nasdaq Capital Market, the price of the Company’s securities, including volatility resulting from changes in the competitive and highly regulated industry in which AEG plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure, the ability to implement business plans, forecasts, and other expectations following the completion of the proposed Business Combination, and identify and realize additional opportunities, and other statements regarding AEG’s and the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the SEC, the Proxy Statement, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the effect of the Business Combination on AEG’s or the Company’s business relationships, performance and business generally; (ii) risks that the Business Combination disrupts current plans and operations of the Company; (iii) the outcome of any legal proceedings that may be instituted against AEG or the Company related to the Business Combination; (iv) the ability to maintain the listing of the Company’s securities on Nasdaq Capital Market; (v) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which the Company operates, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure, and the dilutive impact of the shares issued in connection with the Business Combination, and the terms of that certain Forward Purchase Agreement dated December 3, 2023 by and among the Company and certain purchasers; (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; (vii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates, and the risk of changes in applicable law, rules, regulations and regulatory guidance that could adversely impact the Company’s operations; (viii) the risk that the Company may not achieve or sustain profitability; (ix) the risk that the Company will need to raise additional capital to execute its respective business plan, which may not be available on acceptable terms or at all; and (x) the risk that the Company experiences difficulties in managing its growth and expanding operations.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Company and the AEG or the date of such information in the case of information from persons other than the Company or the AEG, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Company’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Business

The business and properties of the Company and the AEG prior to the Business Combination are described in the “Information About Clean Earth” and “Information About Alternus” sections of the Proxy Statement beginning on pages 168 and 188 of the Proxy Statement, respectively. The foregoing sections, as supplemented, are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 18 thereof, which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure contained in the Proxy Statement in the sections titled “Clean Earth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 183 thereof, and “Alternus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on page 207 thereof. The foregoing sections, as supplemented, are incorporated herein by reference.

Quarterly Results of Operations

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Company and AEG, which is incorporated herein by reference.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

“Clean Earth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 183 thereof, and “Alternus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on page 207 thereof. The foregoing sections, as supplemented, are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, the Company is not required to provide this disclosure pursuant to Item 305(e) of regulation S-K.

Properties

The properties of the Company are described in the Proxy Statement in the sections titled “Information About Alternus—Facilities” on page 205 thereof, which is incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock, par value $0.0001 (the “Company Common Stock”) upon the Closing by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Company Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options, warrants and rights that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Company Common Stock is based on 71,927,855 shares of Company Common Stock issued and outstanding immediately following the Closing Date.

Name of Beneficial Owner	Number of shares of Company Common Stock Beneficially Owned	Percentage of shares of outstanding Company Common Stock
Greater than 5% Stockholders:
Alternus Energy Group Plc(1)	57,500,000	79.9%
Clean Earth Acquisitions Sponsor LLC(2)(3)	8,781,667	12.1%

Named Executive Officers and Directors: (4)
Vincent Browne	0	*
Joseph E. Duey	0	*
Taliesin Durant	0	*
Gary Swan	0	*
David Farrell	0	*
Larry Farrell	0	*
Gita Shah	0	*
John P. Thomas	0	*
Aaron T. Ratner	0	*
Nicholas Parker	0	*
Tone Bjornov	0	*
Mohammed Javade Chaudhri	0	*
Candice Beaumont	0	*

All directors and named executive officers as a group (13 individuals)	0	*

*	Less than 1%.

(1)	The business address of Alternus Energy Group Plc is c/o Alternus Clean Energy, Inc., 360 Kingsley Park Drive, Suite 250, Fort Mill, SC 29715.

(2)	The Sponsor is the record holder of the shares of Company Common Stock reported herein. Share ownership for officers and directors of the Sponsor does not include shares owned by the Sponsor. Martha Ross, Alex Greystoke and David Saab compose the Board of Managers of the Sponsor. Any action by the Sponsor, including decisions with respect to the Sponsor’s voting and dispositive power over the shares of the Company held by the Sponsor, requires a majority vote of the managers of the Board of Managers. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the Sponsor’s managers, none of the Sponsor’s managers is deemed to be a beneficial owner of the Sponsor’s securities, even those in which such manager holds a pecuniary interest. Each of Aaron Ratner, Nicholas Parker and Candice Beaumont, directors of the Company, holds membership interests in the Sponsor. None of the members of the Sponsor is deemed to have or share beneficial ownership of the shares of Company Common Stock held by the Sponsor. The business address of the Sponsor is 12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas 78738.

(3)	Includes 2,555,556 shares of Class A Common Stock that are subject to vesting upon the occurrence of certain stock price milestones or upon the occurrence of certain events

(4)	Unless otherwise noted, the business address of each of the following individuals is 360 Kingsley Park Drive, Suite 250, Fort Mill, SC 29715.

Management and Board of Directors

The following persons are the directors and executive officers of the Company immediately following the Closing:

Name	Age	Position(s)
Vincent Browne	56	Chief Executive Officer and Chairman of the Board of Directors
Joseph E. Duey	50	Chief Financial Officer
Taliesin Durant	52	Chief Legal Officer
Gary Swan	54	Chief Technical Officer
David Farrell	42	Chief Commercial Officer
Larry Farrell	53	Chief Information Officer
Gita Shah	40	Chief Sustainability Officer
John P. Thomas	70	Director
Aaron T. Ratner	48	Director
Nicholas Parker	63	Director
Tone Bjornov	61	Director
Mohammed Javade Chaudhri	71	Director
Candice Beaumont	49	Director

Executive Officers

The following is a brief biography of each of Company’s executive officers and key employees.

Vincent Browne, Chairman and Chief Executive Officer

Vincent Browne has served as the CFO and a Director of AEG since July 2015, and was appointed as CEO in September 2017. Prior to joining AEG, Mr. Browne is also a director of all of AEG’ subsidiaries except its Italian subsidiaries since December 2016. From December 2016 to January of 2021, and was also the owner and managing director of Power Clouds Holdings Pte. Ltd. Commencing in January 2012 and ending in December 2016, Mr. Browne served as Chief Executive Officer and Chairman of the Board of Axiologix, Inc. Prior to which, in October 2008, he served as Chief Executive Officer and Chairman of the Board of Flint Telecom Group, Inc. until December 2012. Mr. Browne was Head of Procurement with Esat Telecom Group, a telecom operator in Ireland, quoted on Nasdaq. His formative career was with Siemens Nixdorf in Ireland managing the Products Business Segment. Mr. Browne holds a Bachelor of Commerce (Accounting) degree from University College Dublin and is a regular contributor in commercialization of research and technology projects with the Technology and Enterprise Campus at Trinity College Dublin. Mr. Browne was selected to serve as a director in light of his role as Chief Executive Officer, the management perspective he brings to board deliberations and his extensive management experience.

Joseph Duey, Chief Financial Officer

Joseph Duey has served as the Chief Financial Officer of AEG since 2018. Mr. Duey has over 12 years of experience in the development, acquisition, construction and financing of renewable energy assets including key operating management, finance and audit functions and has held CFO roles with various independent power producers focused on developing, acquiring, owning, and operating clean energy generation. Prior to joining AEG, Mr. Duey served as Chief Financial Officer of Helios Energy Group from August of 2016 through September 2018, an independent power producer focused on developing, acquiring, owning, and operating clean energy generation. From January 2012 through July 2016, Mr. Duey served as Chief Financial Officer of Green States Energy, Inc., an independent power producer (IPP) focused on developing, acquiring, owning, and operating clean energy generation. From June 2008 to December 2011, Mr. Duey was the Controller for Power Partners Group, a division of MasTec (MTZ), which installed over 3.5 GWp of wind assets in the United States as the electrical contractor over a 7-year period. Mr. Duey was Vice-President of Finance and General Manager of Allumination Filmworks from September 2005 to June 2008. Mr. Duey joined the Goodrich Corporation in August 2002 to September 2005, where he was the Manager of Consolidations Planning and Analysis from January 2002 to August 2002, he was the Controller at Bran and Luebbe a division of the SPX Corporation (SPX). Mr. Duey’s early career experience was at Arthur Andersen, where he performed external, internal, and operational audits for Fortune 1000 Companies. Mr. Duey received an MBA from the University of Illinois and achieved CPA, CMA, CIA, and CFM designations.

Taliesin Durant, Chief Legal Officer

Taliesin Durant has served as the Chief Legal Officer of AEG since 2018. Prior to that, Ms. Durant spent over 20 years serving in senior operating roles in a variety of US corporate and public enterprises. Prior to December 2018 she served as President of a boutique legal services firm, DART Business Services LLC, which she founded in March 2010 to provide general and securities legal services to small public companies. Prior to founding DART, from October 2008 to February 2010, she was General Counsel and Corporate Secretary of Flint Telecom Group, Inc. Prior to this, from June 2001 to September 2008, Ms. Durant served as General Counsel and Corporate Secretary for Semotus Solutions Inc. Ms. Durant graduated with a BA in Economics from Connecticut College. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College where she was associate editor of the Environmental Law Review and completed her final year of law school at Santa Clara University School of Law.

Gary Swan, Chief Technical Officer

Gary Swan has served as the Chief Technical Officer of AEG since 2021, and comes with over 30 years of construction experience working on the design, construction, operation and sale of renewable energy assets across multiple continents. Mr. Swan was previously responsible for the construction of several large-scale wind and solar projects owned by Actis Energy portfolio companies AELA Energia (Chile) and BioTherm Energy (Africa). Prior to this, Mr. Swan spent 6 years at Mainstream Renewable Power as Head of Construction and Engineering Manager from July 2012 to March 2018, where he was responsible for delivering wind and solar projects through the construction phase into operation across Europe, North America, Latin America and Africa. Mr. Swan holds a BAI in Civil, Structural and Environmental Engineering from Trinity College Dublin and an MSc in Project Management from the University College Dublin Michael Smurfit Graduate Business School.

David Farrell, Chief Commercial Officer

David Farrell has served on the executive management team at AEG since January 2022. He has over 20 years’ experience across capital markets, project finance, infrastructure and renewables, and the finance industry. Prior to joining AEG, from November 2019 to January 2022, Mr. Farrell was a Director of Corporate Finance at advisory firm Grant Thornton. Additional previous roles include Director of Mergers & Acquisitions at the investment bank, Duff & Phelps, from September of 2016 to November of 2019, Regional Head of Debt Structuring at the accountancy firm FGS, and various management roles in corporate, institutional, and commercial banking, together with several advisory board roles. In these roles, Mr. Farrell acquired extensive experience on both sides of corporate, real estate, and infrastructure and renewable financings along with numerous M&A transactions. Mr. Farrell holds a BBS degree in economics and finance from the University of Limerick, an Associateship of Chartered Institute of Management Accounting, CIMA professional qualification from the Dublin Business School, and has a diploma in Corporate Financing from the Chartered Accountant Ireland.

Larry Farrell, Chief Information Officer

Larry Farrell has served as Chief Information Officer of AEG since 2019 and has over 20 years of experience in senior leadership roles across production, operations and service delivery management, in both startups and fortune 500 companies. Prior to joining AEG, from March of 2015 to January of 2019 Mr. Farrell was Senior Director of Global Operations Application Support for Xerox, consolidating and developing support systems and infrastructure globally. From October 2012 to March of 2015, he was Director of Global Service Delivery. Larry is ITIL and Lean Six Sigma certified and studied Mechanical Engineering at Dundalk Institute of Technology and holds Diplomas in Management from Dublin Business School and Printing and Graphic Communication from Technological University Dublin.

Gita Shah, Chief Sustainability Officer

Gita Shah has served as Chief Sustainability Officer of AEG 2021, when she was promoted to the role of Chief Sustainability Officer (CSO). Prior to becoming the CSO, Gita was the Strategic Planning Manager for AEG since 2017. Prior to joining AEG, Gita was a Development Executive in Stream Bioenergy, an Irish renewable energy company. Gita holds a BSc in Spatial Planning and Environmental Management from Technological University Dublin. She has studied at the Innovation Academy in University College Dublin and recently completed a course in Business Sustainability Management from Cambridge Online University.

Non-Employee Directors

Information with respect to the Company’s directors immediately following the Closing is set forth in the Proxy Statement in the section titled “Management Of The Company Following The Business Combination—Non-Employee Directors” beginning on page 239 thereof, which is incorporated herein by reference.

Director Independence

Nasdaq rules will require that a majority of our Board be independent upon consummation of the business combination. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In connection with this offering, the Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Messrs. Nicholas Parker, Tone Bjornov, Candice Beaumont, and Mohammed Javade Chaudhri are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of Nasdaq. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Classified Board of Directors

Information with respect to the classification of the Board is set forth in the Proxy Statement in the section titled “Management of the Company Following the Business Combination—Composition of the Board of Directors” on page 244 thereof, which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the committees of the Board immediately following the Closing is set forth in the Proxy Statement in the sections titled “Management of the Company Following the Business Combination—Corporate Governance” and “—Committees of the Board of Directors” beginning on pages 242 and 244 thereof, respectively, which is incorporated herein by reference.

Additionally, in connection with the Closing, Nicholas Parker, an independent director of the Company, joined the audit committee of the Board, replacing Candice Beaumont in her capacity as a member of the audit committee. Candice Beaumont remains a director of the Company.

Executive Compensation

A description of the compensation of the named executive officers of AEG prior to the consummation of the Business Combination and for AEG’s fiscal years ended December 31, 2022 and December 31, 2021 is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 245 thereof, which is incorporated herein by reference.

Employment Agreements

Each executive officer (each an “Executive”) either signed a new employment agreement with the Company or transferred their existing agreement to a subsidiary of the Company which were effective as of the Closing Date and supersede and replace the previous agreements. Each of these employment agreements are substantially identical to the respective executive’s previous employment agreement. A description of the employment agreements with the Company’s executive officers is set forth below. During the term of each employment agreement and for a period of 6 months thereafter, the Executive shall not in any manner, directly, including through entities controlled by such Executive (i) engage or participate in a business, or otherwise perform services for third parties which are competitive with those performed by the Company, or any parent, subsidiary or other affiliate of the Company (a “Company Affiliate”), with respect to a business (“Competitive Services”), or (ii) own or operate any business which engages or participates in the same or similar business or businesses conducted by the Company or Company Affiliate which performs Competitive Services. During the term of the agreement and for a period of 12 months thereafter, Executive will not influence or attempt to influence customers of the Company or a Company Affiliate to divert their business to any individual or entity then in competition with the Company. During the Non-Solicitation Period (as defined below), the Executive shall not in any manner solicit or hire any employees or consultants of the Company, or any Company Affiliate, which shall include employees or consultants: (i) with continuing contracts with the Company or a Company Affiliate; (ii) retained, employed or engaged by the Company or a Company Affiliate but without continuing contracts; or (iii) whose contracts expire or otherwise terminate for any reason preceding or following the first day of the Non-Solicitation Period. The “Non-Solicitation Period” shall mean during the period of employment by the Company or any Company Affiliate and for a period of two years following the termination of the Executive’s employment or consultant relationship with the Company, or any current or future Company Affiliate.

Vincent Browne

VestCo Corp. entered into a Professional Consulting Agreement with one of the Company’s US subsidiaries under which Alternus pays VestCo a monthly fee of $16,000. This agreement has a five-year initial term.

Additionally, Mr. Browne entered into an Employment Agreement (the “Browne Employment Agreement”) with an Irish subsidiary of the Company under which Mr. Browne receives an annual base salary of €120,000 and an annual bonus of up to 100% of his salary based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time.

Alternus may terminate the Browne Employment Agreement for “Cause” which is defined as any of the following: (i) the conviction of a felony, or a crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement; or (iii) willful failure or gross negligence in the performance of assigned duties, which failure or negligence continues for more than thirty (30) days following written notice of such failure or negligence. Alternus may terminate the Browne Employment Agreement without Cause at any time by giving 90 days’ advance written notice and shall pay a sum equal to five years of base salary. Mr. Browne may terminate his employment agreement for Good Reason (as defined in the Browne Employment Agreement) with 90 days’ notice, and Alternus shall be obligated to pay him severance pay equal to five years of base salary.

Joseph E. Duey

The Company and Mr. Duey entered into an employment agreement under which Mr. Duey receives an annual base salary of $250,000 and a cash bonus of up to 100% of his salary based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. This agreement has a five-year initial term.

The Company may terminate his employment agreement for “Cause” which is defined as any of the following: (i) the conviction of a felony, or a crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement; or (iii) willful failure or gross negligence in the performance of assigned duties, which failure or negligence continues for more than thirty (30) days following written notice of such failure or negligence. If the executive’s employment is terminated by Alternus without Cause during the term of the employment agreement, the Alternus must give two weeks’ prior written notice and shall pay severance pay equal to one year of base salary. If Alternus closes a ‘Change in Control’ transaction, then the employment agreement will automatically terminate, and the Company shall pay severance pay equal to two years of base salary and any unvested stock shall automatically become fully vested. The executive may terminate the employment agreement for Good Reason (as defined in such employment agreement) with 90 days’ notice, and Alternus shall be obligated to pay the executive severance pay equal to one year of base salary.

Taliesin Durant

The Company and Ms. Durant entered into an employment agreement under which Ms. Durant receives an annual base salary of $190,000 and a cash bonus of up to 100% of her salary based on achieving certain milestones. In addition, she is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. This agreement has a five-year initial term.

The Company may terminate her employment agreement for “Cause” which is defined as any of the following: (i) the conviction of a felony, or a crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement; or (iii) willful failure or gross negligence in the performance of assigned duties, which failure or negligence continues for more than thirty (30) days following written notice of such failure or negligence. If the executive’s employment is terminated by Alternus without Cause during the term of the Employment agreement, the Alternus must give two weeks’ prior written notice and shall pay severance pay equal to one year of base salary. If Alternus closes a ‘Change in Control’ transaction, then the employment agreement will automatically terminate, and the Company shall pay severance pay equal to two years of base salary and any unvested stock shall automatically become fully vested. The executive may terminate the employment agreement for Good Reason (as defined in such employment agreement) with 90 days’ notice, and Alternus shall be obligated to pay the executive severance pay equal to one year of base salary.

Gary Swan

One of the Company’s Irish subsidiaries assumed Mr. Swan’s Employment Agreement under which Mr. Swan receives an annual base salary of €180,000 and a cash bonus of up to 75% of his salary based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. The Company may terminate executive’s employment with one month’s notice.

Larry Farrell

One of the Company’s Irish subsidiaries entered into an Employment Agreement with Mr. Farrell under which Mr. Farrell receives an annual base salary of €167,000 and a cash bonus of up to €33,000 based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. The Company may terminate executive’s employment with one month’s notice.

David Farrell

One of the Company’s Irish subsidiaries assumed Mr. Farrell’s Employment Agreement under which Mr. Farrell receives an annual base salary of €200,000 and a cash bonus of up to 50% of his salary based on achieving certain milestones. In addition, he is eligible to receive certain equity and/or equity-based awards under the Company’s long-term incentive compensation plan(s), none of which has been issued at this time. The Company may terminate executive’s employment with three months notice.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than AEG, that has one or more executive officers who also serve as a member of our board of directors.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of CLIN, and the Company are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 260 thereof, which is incorporated herein by reference.

Policies and Procedures for Related Person Transactions

Information with respect to the policies and procedures for related person transactions is set forth in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions—Policy Concerning Related Person Transactions” on page 262 thereof, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of CLIN and AEG is set forth in the Proxy Statement in the sections titled “Information About Clean Earth—Legal Proceedings” on page 182 thereof and “Information About Alternus—Legal Proceedings” on page 206 thereof, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information set forth in the section entitled “Market Price, Ticker Symbol and Dividend information” on page 17 of the Proxy Statement is incorporated herein by reference.

As of the Closing Date, there was one holder of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record.

The Class A Common Stock, warrants to purchase Class A Common Stock (the “Warrants”), rights to purchase one-tenth of one share of Class A Common Stock (the “Rights”), and units, each comprising one share of Class A Common Stock, one Right, and one-half of one Warrant (the “Units”), began trading on Nasdaq under the symbols “CLIN”, “CLINW”, “CLINR” and “CLINU,” respectively, on February 24, 2022. In connection with the Closing, each of CLIN’s Units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from Nasdaq. CLIN’s Rights were also converted into shares of Class A Common Stock and delisted from Nasdaq.

The Company has not paid any cash dividends on the common stock to date and does not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Company’s Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with certain credit facilities.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” beginning on page 249 thereof, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Indemnification Agreements,” which is incorporated herein by reference.

The Charter (as defined below) and the Second Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the officers and directors of the Company will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as it now exists or may in the future be amended, for any threatened, pending or completed action, suit or proceeding relating to any such officer’s or director’s service to the Company. The Charter and the Bylaws also require the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under General Corporation Law of the State of Delaware. In addition, the Charter provides that directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, unless such directors violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Additionally, pursuant to the Business Combination Agreement, the Company is required to maintain all such indemnification provisions in the Charter and the Bylaws, including in the event of any change in control of the Company.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to subscription agreements by and among (i) Clean Earth, (ii) Meteora Strategic Capital, LLC, (iii) Meteora Select Trading Opportunities Master, LP and (iv) Meteora Capital Partners, LP (the entities noted in (ii)-(iv), the “Subscribers”) the Company issued 1,496,234 shares of Class A Common Stock to the Subscribers.

On the Closing Date, pursuant to a Promissory Notes by and between Clean Earth and Clean Earth Acquisitions Sponsor, LLC, the Company issued 225,000 shares of Class A Common Stock to the Sponsor.

On the Closing Date, pursuant to securities purchase agreements, the Company issued to two third-party accredited investors, warrants to purchase up to (i) 100,000 shares of Company Common Stock at an exercise price of $11.50 per share and having a 5-year term, and (ii) 300,000 shares of Company Common Stock at an exercise price of $0.01 per share and having a 3-year term, and (iii) 150,000 shares of Company Common Stock at an exercise price of $11.50 per share and having a 10-year term, and (iv) 250,000 Company Common Stock at an exercise price of $0.01 per share and having a 3-year term.

The Class A Common Stock, Company Common Stock and the warrants described above were offered and sold to the Subscribers, Sponsor and investors in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, the stockholders of the Company approved the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) at the Special Meeting, and, on December 22, 2023, the Company filed the Charter with the Secretary of State of the State of Delaware. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “The Charter Proposal” on page 152 of the Proxy Statement, which is incorporated herein by reference.

The full text of the Charter is included as Exhibit 3.1 to this current report, and is thereafter incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 22, 2023, the Company dismissed BDO USA P.C. (“BDO”), CLIN's independent registered public accounting firm prior to the Business Combination, as the Company's independent registered public accounting firm, effective as of December 22, 2023. The Audit Committee (the “Committee”) of the Board approved the dismissal of BDO and intends to appoint a new independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.

BDO’s reports on Company’s financial statements for the fiscal year ended December 31, 2022 and the period from May 14, 2021 (inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports expressed substantial doubt regarding the Company’s ability to continue as a going concern. During the Company’s fiscal year ended December 31, 2022 and the period from May 14, 2021 (inception) through December 31, 2021, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal year ended December 31, 2022 and the period from May 14, 2021 (inception) through December 31, 2021, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of the disclosure contained herein, prior to its filing with the SEC, and requested that BDO furnish the Company a letter addressed to the SEC stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. BDO’s letter to the SEC is attached hereto as Exhibit 16.1.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the “The Business Combination Proposal” section of the Proxy Statement beginning on page 92 of the Proxy Statement, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 71,927,855 shares of Company Common Stock outstanding. As of such time, AEG and our executive officers and directors and affiliates held or controlled approximately 92% of our outstanding shares of Company Common Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the “Management Of The Company Following The Business Combination” section of the Proxy Statement beginning on page 237 of the Proxy Statement, is incorporated by herein by reference.

At the Special Meeting, the stockholders of CLIN adopted and approved the 2023 Stock Incentive Plan, which became effective upon the Closing. The Company reserved for issuance 8,000,000 shares of Company Common Stock pursuant to the 2023 Stock Incentive Plan. The material features of the 2023 Stock Incentive Plan are described in the “The Incentive Plan Proposal” section of the Proxy Statement beginning on page 159 of the Proxy Statement, which is incorporated herein by reference.

The information contained in Item 1.01 and Item 2.01 to this Current Report on Form 8-K is also incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

Upon the Closing, the Company ceased to be a shell company. The material terms of the Business Combination are described beginning on page 92 of the Proxy Statement in the section titled “The Business Combination Proposal,” and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Reference is made to (i) the consolidated financial statements of Alternus Energy Group Plc and Subsidiaries and the related notes thereto as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, 2020 and 2019, which are included in the Proxy Statement on pages F-49 through F-219, which are incorporated herein by reference, (ii) the financial statements of Clean Earth Acquisitions Corp. and the related notes thereto as of and for the years ended December 31, 2022, and for the period from May 14, 2021 (inception) through December 31, 2021, included in the Proxy Statement on pages F-5 through F-26, which are incorporated herein by reference, (iii) the unaudited condensed consolidated financial statements of Alternus Energy Group Plc and Subsidiaries for the nine months ended September 30, 2023 and 2022, which are included herewith as Exhibit 99.1 and incorporated herein by reference, (iv) the unaudited condensed consolidated financial statements of Clean Earth Acquisitions Corp. as of and for the nine months ended September 30, 2023 and 2022, which are included herewith as Exhibit 99.2 and incorporated herein by reference, (v) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alternus for the nine months ended September 30, 2023 and 2022, which is included herewith as Exhibit 99.1 and incorporated herein by reference and (vi) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clean Earth Acquisitions Corp. for the nine months ended September 30, 2023 and 2022, which is included herewith as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro forma financial information.

Reference is made to the unaudited pro forma condensed consolidated financial information of the Company as of and for the nine months ended September 30, 2023 and the year ended December 31, 2022, which is included herewith as Exhibit 99.3 and incorporated herein by reference.

Exhibits

Exhibit No.	Description
2.1†	Business Combination Agreement by and among Clean Earth Acquisitions Corp., Alternus Energy Group and Clean Earth Acquisitions Sponsor LLC, dated October 12, 2022 (incorporated by reference to Exhibit 2.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 000-1883984), filed with the Securities and Exchange Commission on October 12, 2022)
2.2	First Amendment to the Business Combination Agreement dated April 12, 2023 (incorporated by reference to Exhibit 2.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on April 12, 2023)
2.3†	Amended and Restated Business Combination Agreement dated December 22, 2023
3.1	Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc.
3.2	Amended and Restated Bylaws of Alternus Clean Energy, Inc.
4.1	Form of Specimen Common Stock Certificate of Alternus Clean Energy, Inc.
10.1	Solis Bond Terms by and among Solis Bond Company DAC and Nordic Trustee AS dated January 5, 2021
10.2	Solis Bond Terms Amendment Agreement No. 1 dated July 5, 2021
10.3	Solis Bond Terms Amendment Agreement No. 2 dated May 16, 2021
10.4	Solis Bond Terms Amendment Agreement No. 3 dated July 16, 2023
10.5†	Loan Agreement by and among OBN Financial Services Limited, Paul O’Brien and AEG MH 02 Limited dated June 1, 2022, as amended and restated
10.6†	Secured Senior Facility Agreement by and among AEG JD 01 LTD and Deutsche Bank AG dated December 21, 2022
10.7†	Secured Mezzanine Facility Agreement by and among AEG MH 03 LTD and Deutsche Bank AG dated December 21, 2022
10.8	Amended and Restated Convertible Promissory Note issued to Wissam Anastas dated April 19, 2023
10.9	Secured Promissory Note dated October 3, 2023 by and among Alternus Energy Americas Inc. and SCM Tech LLC
10.10	Warrant Agreement dated December 22, 2023 by and among the Company and SCM Tech LLC
10.11	Warrant Agreement dated December 22, 2023 by and among the Company and SCM Tech LLC
10.12#	Employment Agreement by and among Vincent Browne and AEG JD 03 LTD dated December 22, 2023
10.13#	Consulting Services Agreement by and among VestCo Corp and Alternus Energy Americas Inc. dated May 15, 2021
10.14#	Employment Agreement by and among Joseph Duey and the Company dated December 22, 2023
10.15#	Employment Agreement by and among Taliesin Durant and the Company dated December 22, 2023
10.16#	Employment Agreement by and among Gary Swan and Solis Bond Company DAC dated March 31, 2021
10.17#	Employment Agreement by and among David Farrell and JD 03 Ltd dated October 5, 2021
10.18#	Employment Agreement by and among Larry Farrell and Solis Bond Company DAC dated September 1, 2022
10.19	Investor Rights Agreement by and among the Company, Clean Earth Acquisitions Sponsor and Alternus Energy Group Plc dated October 12, 2022 (incorporated by reference to Exhibit 10.2 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 000-1883984), filed with the Securities and Exchange Commission on October 12, 2022)
10.20#	Alternus Clean Energy, Inc. 2023 Equity Incentive Plan
10.21	Forward Purchase Agreement by and among Clean Earth Acquisitions Corp., Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, L.P. and Meteora Strategic Capital, LLC dated December 3, 2023 (incorporated by reference to Exhibit 10.1 to Clean Earth Acquisitions Corp.’s Current Report on Form 8-K (File No. 001-41306), filed with the Securities and Exchange Commission on December 3, 2023)
10.22	Non-Redemption Agreement by and among Clean Earth Acquisitions Corp., the Clean Earth Acquisitions Sponsor LLC, and the investor named therein dated December 18, 2023
10.23	Form of Indemnification Agreement
14.1	Code of Ethics
16.1	Letter from BDO USA P.C. to the Securities and Exchange Commission, dated December 22, 2023
21.1	Subsidiaries List
99.1	Unaudited financial statements of Alternus Clean Energy, Inc. and its subsidiaries as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022
99.2	Unaudited financial statements of Clean Earth Acquisitions Corp. as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022
99.3	Unaudited pro forma condensed combined financial information as of and for the three and nine months ended September 30, 2023
99.4	Press release, dated December 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors